Exhibit 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Agreement”), is made and entered into as of the last day set forth on the signature page (the “Effective Date”), by and among The Majestic Star Casino, LLC (“Majestic”), Majestic Mississippi, LLC (“Majestic Mississippi”) and Full House Resorts, Inc., (“Full House”), which may be referred to collectively as the “Parties” or singularly as a “Party.”

R E C I T A L S:

1.                  WHEREAS, the Parties entered into an Interest Purchase Agreement dated March 21, 2014 (“Purchase Agreement”) pursuant to which Full House was to purchase all of the issued and outstanding limited liability company interests of Majestic Mississippi (“Purchased Interests”); and

2.                  WHEREAS, the Parties also entered into a Deposit Escrow Agreement dated March 21, 2014 (“Deposit Escrow Agreement”) pursuant to which an escrow account was formed and pursuant to which Full House deposited $1,750,000.00 into that escrow account; and

3.                  WHEREAS, pursuant to the Deposit Escrow Agreement, Chicago Title and Trust Company has been appointed as the escrow agent (the “Escrow Agent”); and

4.                  WHEREAS, a dispute has arisen amongst the Parties regarding the terms of the Purchase Agreement and the respective parties’ rights upon termination thereof; and

5.                  WHEREAS, on August 8, 2014, Majestic and Majestic Mississippi filed a lawsuit against Full House Resorts, Inc. in the Circuit Court of Tunica County, Mississippi, entitled The Majestic Star Casino, LLC, an Indiana limited liability company, and Majestic Mississippi, LLC, a Mississippi limited liability company, Plaintiffs v. Full House Resorts, Inc., a Delaware corporation, Defendant", being Case No. 2014-0127 on the docket of that court (the “Lawsuit”); and

6.                  WHEREAS, Full House disputes the claims made against it in the Lawsuit, and intends to raise a number of defenses thereto; and

7.                  WHEREAS, the Parties wish to settle and resolve all disputes among them;

NOW, THEREFORE, in consideration of the mutual releases, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

TERMS

  Incorporation of Recitals

The foregoing recitals are incorporated into this Agreement by and through this reference as if fully set forth herein.

  Cash Consideration

The Parties agree that concurrently herewith, they shall each execute Joint Written Instructions to the Escrow Agent (the “Joint Written Instructions”) pursuant to Section 9(d) of the Deposit Escrow Agreement instructing the Escrow Agent to release escrowed funds as follows:

(a) to Majestic, One Million Six Hundred Ninety Nine Thousand Seven Hundred and 00/100 Dollars ($1,699,700.00);

(b) to Full House, Forty Nine Thousand Seven Hundred and 00/100 Dollars ($49,700.00); and

(c) to the Escrow Agent, Six Hundred and 00/100 Dollars ($600.00) as payment of the Annual Administration Fee ($500.00) and wire transfer fees ($100.00) payable under the Escrow Agreement.

  Mutual release

For the consideration recited above, Majestic and Majestic Mississippi, for themselves, their officers, directors, employees, and agents, hereby completely release and forever discharge Full House, its officers, directors, employees, agents, and any other person or entity that may be legally responsible for the acts or omissions of Full House from any and all claims, demands and causes of action, whatsoever, whether known or unknown, asserted or unasserted, for any and all damages, whether direct, indirect, consequential, liquidated or unliquidated, including, without limitation, claims for attorney’s fees or other costs and expenses of litigation, which relate in any way to the Purchase Agreement, the Deposit Escrow Agreement, the transactions contemplated by the Purchase Agreement and the Deposit Escrow Agreement, and/or any allegation set forth or which could have been set forth in the Lawsuit.

For the consideration recited above, Full House, for itself, its officers, directors, employees, and agents, hereby completely releases and forever discharges Majestic and Majestic Mississippi, their officers, directors, members or shareholders, employees, agents, and any other person or entity that may be legally responsible for the acts or omissions of Majestic or Majestic Mississippi from any and all claims, demands, and causes of action whatsoever, whether known or unknown, asserted or unasserted, for any and all damages, whether direct, indirect, consequential, liquidated or unliquidated, including, without limitation, claims for attorney’s fees or other costs and expenses of litigation which relate in any way to the Purchase Agreement, the Deposit Escrow Agreement, the transactions contemplated by the Purchase Agreement and the Deposit Escrow Agreement, and/or any allegation set forth or which could have been set forth in the Lawsuit.

  Dismissal

Within five (5) business days of all parties executing this Agreement and the Joint Written Instructions, Majestic and Majestic Mississippi will voluntarily dismiss the Lawsuit, at their cost and with prejudice. No costs will be assessed or taxed against Full House, each party paying its own attorney fees and costs in connection with this Agreement and the underlying dispute.

  No admission

The Parties acknowledge that this Agreement is a compromise of disputed claims and is not an admission or acknowledgement of liability or responsibility on the part of any party hereby released, each of which expressly denies all liability or responsibility.

  Acknowledgment of Termination

The Parties agree and acknowledge that the Purchase Agreement has been terminated and is null and void and of no further force or effect It is agreed that Full House has no further liabilities, duties, or obligations to Majestic or Majestic Mississippi thereunder, and Majestic and Majestic Mississippi have no further liabilities, duties or obligations to Full House thereunder.

  Choice of Law and Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi. Any action to enforce or otherwise related to this agreement shall be brought in a state or federal court in the State of Mississippi. Each Party hereto waives any right to a trial by jury in connection with any legal action in any way related to the subject matter of the Settlement Agreement.

  Consultation with Attorney

Each Party to this Agreement hereby acknowledges that it has consulted with attorneys of its own choosing with respect to the terms and conditions of this Agreement, and acknowledges that it has read and fully understands this Agreement and the effect of signing and executing it.

  Mutual Cooperation

The Parties hereby agree to use their best efforts and good faith in carrying out all of the terms of this Agreement.

  Entire Agreement and Severability

This Agreement constitutes the entire agreement between the Parties and supersedes any and all prior written or oral agreements, representations, or understandings regarding the matters herein. This Agreement shall be binding on the heirs, successors and assigns of each Party hereby released. Should any provision of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

  Interpretation of Agreement

None of the Parties shall be deemed to be the drafter of this Agreement, inasmuch as each Party has had an opportunity to participate in the drafting of this Agreement. In the event a court is called upon to enforce this Agreement, such court shall not construe this Agreement or any provision of it against any Party as the drafter of the Agreement.

  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. All signatures of the parties hereto may be transmitted by facsimile or PDF, and such facsimile or PDF, will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

  Further Instruments

 The Parties agree to execute, acknowledge and/or deliver such further instruments and documents necessary to consummate this Agreement.

  Attorneys’ Fees

Each Party shall bear its own costs and attorney fees incurred in connection with this Agreement. However, if any Party brings suit against another Party to enforce, challenge, or clarify the terms of the Agreement, the prevailing party in such action shall be entitled to reimbursement for its actual attorney fees and costs incurred in connection with any such action.

  Warranty of Capacity to Execute

The Parties represent and warrant that no other person or entity has or has had any interest in the claims, demands, obligations, or causes of action referred to in this Agreement and that they have the sole right and exclusive authority to execute this Agreement. Further, the individual signing on behalf of each entity represents and warrants that he or she has the requisite authority and capacity to execute this Agreement.

  Notice

All notices or demands of any kind that any Party is required to or desires to give relating to this Agreement shall be delivered by registered email, fax and/or by depositing the notice or demand by certified U.S. Mail and addressed to the Parties as follows:

Full House Resorts, Inc.

4670 S. Fort Apache Rd. Suite I90

Las Vegas, Nevada 89147

Attention: Mr. Mark Miller, Chief Operating Officer

Fax: 702-221-8101

Email: Mmiller@fullhouseresorts.com

With a copy (which shall not constitute notice):

Full House Resorts, Inc.

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

Attention: Ms. Elaine Guidroz

Fax: 812-438-5165

Email: eguidroz@fullhouseresorts.com

Full House Resorts, Inc.

C/O John Brewer, Esq.

Leslie S. Godfrey, Esq.

Greenberg Traurig, LLP

3773 Howard Hughes Parkway, Suite 400 North

Las Vegas, Nevada 89169

brewerj@gtlaw.com

godfreyl@gtlaw.com

The Majestic Star Casino, LLC

Majestic Mississippi, LLC

One Buffington Harbor Drive

Gary, Indiana 46406

Attention: Mr. Peter Liguori, Chief Executive Officer

Fax: 219-977-7811

Email: pliguori@majesticstar.com

The Majestic Star Casino, LLC

Majestic Mississippi, LLC

One Buffington Harbor Drive

Gary, Indiana 46406

Attention: Mr. Rodney Phillipe, General Counsel

Fax: 219-977-7023

Email: rphillipe@majesticstar.com

With a copy to (which shall not constitute notice):

Taft Stettinius & Hollister, LLP

111 E. Wacker Drive, Suite 2800

Chicago, Illinois 60601-3713

Attention: Kim Copp

Fax: 312-275-7557

Email: kcopp@taftlaw.com

  Modification

No modification to this Agreement shall be binding upon any Party unless the same is in writing and signed by all Parties.

  No Assignment to Third Parties

This Agreement shall be binding on and inure to the benefit of the Parties, their respective successors and any permitted assigns. Neither Party shall assign this Agreement, or any of its rights and obligations hereunder, to any third party.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the Effective Date.

Majestic Mississippi, LLC

/s/ Peter Liguori
By:
President and CEO
Its:

Date: 8/21/14

The Majestic Star Casino, LLC

/s/ Peter Liguori
By:
President and CEO
Its:

Date: 8/21/14

Full House Resorts, Inc.

/s/ Andre M. Hilliou
By:
Chairman and CEO
Its:

Date: 8/21/14

[SIGNATURE PAGE – SETTLEMENT AGREEMENT]

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